UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8‑K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 28, 2017

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LINDSAY CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	1-13419	47-0554096
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2222 North 111th Street
Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

                            (402) 829-6800

(Registrant’s telephone number, including area code)

                            Not applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into a Material Definitive Agreement.

As previously disclosed, on February 18, 2015, Lindsay Corporation (the “Company”) entered into the Amended and Restated Revolving Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (the “Bank”), which continues to provide for a $50 million unsecured revolving credit facility.  A copy of the Credit Agreement was filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on February 20, 2015.

On February 28, 2017, the Company and the Bank entered into the First Amendment to the Credit Agreement (the “First Amendment”).  Capitalized terms used herein and not otherwise defined have the meanings given to them in the Credit Agreement, as amended by the First Amendment.

The First Amendment, among other things, (i) extends the Termination Date from February 18, 2018 to February 28, 2020, (ii) increases the Letter of Credit Sublimit from $10 million to $15 million, (iii) increases the Company’s maximum permitted Leverage Ratio from 2.50:1.0 to 2.75:1.0, (iv) reduces certain intermediate tiers of the Leverage-Ratio-based LIBOR Rate Margin pricing grid by 10 basis points while leaving unchanged the minimum and maximum spreads to the LIBOR Rate, and (v) introduces a LIBOR Rate floor of 0%.

The foregoing description of the First Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the First Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation Under an Off‑Balance Sheet Arrangement of a Registrant.

The description of the First Amendment set forth in Item 1.01 of this Current Report on Form 8‑K is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits

ExhibitDescription

10.1First Amendment to Amended and Restated Revolving Credit Agreement, dated February 28, 2017, by and between the Company and the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Brian L. Ketcham _
Dated: March 1, 2017	LINDSAY CORPORATION By:/s/ Brian L. Ketcham Brian L. Ketcham, Vice President and Chief Financial Officer